Exhibit 5.1

May 11, 2010

West Coast Bancorp

5335 S.W. Meadows Road, Suite 201

Lake Oswego, Oregon  97035

Subject:         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Oregon counsel to West Coast Bancorp, an Oregon corporation (the "Company"), in connection with its Registration Statement on Form S‑3, File No. 333-163896 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").   The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 promulgated under the Securities Act, of an indeterminate number and amount of Securities (as defined below) with an aggregate offering price of up to $100,000,000.

For purposes of this opinion, the term "Securities" includes:  (i) shares of common stock of the Company, without par value ("Common Stock"), (ii) shares of preferred stock of the Company, without par value, to be issued in one or more series to be designated by the Board of Directors of the Company ("Preferred Stock"), and (iii) warrants to purchase Common Stock, Preferred Stock or any combination (collectively, the "Warrants"). The final prospectus included in the Registration Statement (the "Prospectus") provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement").

For purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, documents, corporate records, certificates of public officials and corporate officers, and other instruments as we have deemed necessary or appropriate, including, without limitation:

1.                   The Registration Statement;

West Coast Bancorp

May 11, 2010

2.                  The Articles of Incorporation and Bylaws of the Company, each as amended to date and in effect on the date of this opinion letter as certified to by the Secretary of the Company; and

3.                  Records of the proceedings and actions of the Board of Directors of the Company.

In conducting our examination, we have assumed, without investigation, the genuineness of all signatures on the documents we have reviewed, the legal capacity of natural persons signing any documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  As to questions of fact material to this opinion, we have relied, without investigation, upon statements or certificates of the Company and of public officials.  We have made only such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth below, and we have not been asked to perform and we have not undertaken any specific investigation of law in connection with providing these opinions.

Our opinions are expressed solely with respect to the federal laws of the United States and the laws of the state of Oregon, including the Oregon Business Corporation Act, as amended, all as in effect as of this date.  We express no opinion as to any other laws, rules or regulations.  Moreover, our opinions are based upon the current interpretation of applicable law and facts existing on this date.  We are opining only as to the matters expressly set forth below, and no opinion should be inferred as to any other matters.

We have further assumed that, at the time of issuance and delivery of any Securities:

(a) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(b) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered and will comply with all applicable laws;

(c) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

West Coast Bancorp

May 11, 2010

(d) all Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement and the appropriate Prospectus Supplement;

(e) The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors of the Company (or where permitted, a committee of the Board) (each, a "Board Action") in accordance with the Company's Articles of Incorporation, Bylaws and applicable law;

(f) The Company will not issue any Securities of any type in excess of the number or amount of such type as has been authorized by a Board Action;

(g) Prior to the issuance of any shares of Preferred Stock (including Preferred Stock that is the subject of Warrants), or Common Stock (including Common Stock that is the subject of Warrants or is issuable upon conversion of Preferred Stock), there will exist, under the Company's Articles of Incorporation, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class or series into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and all actions necessary to the creation of any such Preferred Stock (and securities of any class or series into which any Preferred Stock may be convertible) will have been taken, including, without limitation, the filing of any necessary amendments to the Company's Articles of Incorporation with the Oregon Secretary of State;

(h) For shares of Preferred Stock or Common Stock represented by certificates ("Certificates"), that appropriate Certificates representing such shares of Preferred Stock or Common Stock will be executed and delivered upon issuance and sale and will comply with the Company's Articles of Incorporation, Bylaws and applicable law;

(i) Any Warrants will be issued under a valid and legally binding warrant agreement (a "Warrant Agreement") that conforms to the description set forth in the Prospectus and the applicable Prospectus Supplement and will comply with the Company's Articles of Incorporation, Bylaws and applicable law; and

(j) Any underwriting or other agreements for offerings of Securities (each, an "Underwriting Agreement") will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus and the applicable Prospectus Supplement and comply with applicable law and not conflict with the Company's Articles of Incorporation or Bylaws.

West Coast Bancorp

May 11, 2010

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that:

(1) With respect to shares of Common Stock, upon issuance and delivery of Certificates or other documentation legally sufficient to represent and confer ownership of shares of Common Stock,  either (a) against payment of the consideration determined to be adequate in the applicable Board Action and made in accordance with the Prospectus, the applicable Prospectus Supplement and, if applicable, any Underwriting Agreement, or (b) upon conversion, exercise or exchange of any Security in each case in accordance with the terms and conditions of such Security (including receipt of any additional consideration provided for therein) approved and determined to be adequate in any Board Action, such shares of Common Stock will be validly issued, fully paid and non-assessable.

(2) With respect to shares of Preferred Stock, when a series of Preferred Stock (and securities of any class or series into which any Preferred Stock may be convertible) has been duly authorized and established in accordance with the terms and provisions of the applicable Board Action, and upon issuance and delivery of Certificates or other documentation legally sufficient to represent and confer ownership of shares of such series of Preferred Stock, either (a) against payment of the consideration determined to be adequate in the applicable Board Action and made in accordance with the Prospectus, the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement,  or (b) upon conversion, exercise or exchange of any Security in each case in accordance with the terms and conditions of such Security (including receipt of any additional consideration provided therein) approved and determined to be adequate in any Board Action, such shares of the designated series of Preferred Stock will be validly issued, fully paid and non-assessable.

(3) With respect to the Warrants, upon execution, issuance, and delivery of each Warrant Agreement against payment of the consideration determined to be adequate in the applicable Board Action, and made in accordance with the Prospectus, the applicable Prospectus Supplement, and, if applicable, any Underwriting Agreement, the Warrant Agreements will be valid and legally binding obligations of the Company.

In addition to the qualifications set forth above, the foregoing opinion (3) is further qualified by and is subject to (i) the effect of applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and possible limitations on the availability of equitable relief, and (iii) duties and standards imposed on parties to contracts, including requirements as to materiality, good faith and fair dealing.

West Coast Bancorp

May 11, 2010

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement, as originally filed or as subsequently amended. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and related rules and regulations.

Very truly yours,

                                                                                    /s/ Miller Nash LLP

Miller Nash LLP